Exhibit 5.1

September 15, 2016

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Towerstream Corporation, Form S-1 Registration Statement

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333- 212995), as amended (the “Registration Statement”), filed by Towerstream Corporation, a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”). References to “Common Stock” are to shares of the common stock of the Company, par value $0.001 per share.

The Registration Statement relates to: (i) the public offering of shares of Common Stock (the “Primary Shares”) and (ii) the resale by certain security holders (the “Selling Stockholders”) identified in the Registration Statement of up to 805,000 shares of Common Stock (the “Secondary Shares”), including 125,000 shares of Common Stock issued to a consultant (the “Consultant Shares”) and 680,000 shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock of the Company (the “Conversion Shares”). The Primary Shares and the Secondary Shares are collectively referred to herein as the “Securities” and each, a “Security.”

The opinion expressed herein is limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”), and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the prospectus, and all exhibits thereto; (ii) the Company’s Certificate of Incorporation, as amended or restated as of the date hereof, certified by the Secretary of State of the State of Delaware; (iii) the Certificate of Designation of Series C Convertible Preferred Stock, as amended or restated as of the date hereof, certified by the Secretary of State of the State of Delaware (the “Certificate of Designation”); (iv) the Company’s Bylaws, as amended or restated as of the date hereof; (v) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement, the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (vi) the form of Underwriting Agreement to be entered into among the Company and Laidlaw & Company (UK) Ltd. (the “Underwriting Agreement”); and (vii) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to all questions of fact material to the opinions expressed below, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations and warranties of the Company, governmental officials or Selling Stockholders contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company or Selling Stockholders and the representations and warranties of the Company in the Underwriting Agreement.

In rendering the opinions set forth herein, we have assumed that, at the time of the issuance of the Securities, (i) the resolutions of the Board of Directors referenced above will not have been modified or rescinded, (ii) the Company will have received the consideration for the issuance of the Securities that is at least equal to the par value of the Securities, and (iii) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and will be enforceable obligations of the parties thereto (other than the Company).

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that (1) the Primary Shares have been duly authorized, and if, as and when issued by the Company in accordance with and in the manner set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable; (2) the Consultant Shares have been duly authorized, validly issued, fully paid and nonassessable and (3) the Conversion Shares have been duly authorized, and, if, as and when issued by the Company upon conversion of the Series C Convertible Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP